Exhibit 99.1

ALLIANCE DATA INTRODUCING NEW PRIVATE LABEL CREDIT CARD PROGRAM FOR
FAMOUS FOOTWEAR

•	Famously You Rewards Credit Card will be offered exclusively to Famous Footwear loyalty program customers, both online and in-store
•	Leading family footwear brand leveraging Alliance Data’s Enhanced Digital Suite to improve the customer shopping experience

COLUMBUS, Ohio, February 2, 2021 – Alliance Data Systems Corporation (NYSE: ADS), a leading global provider of data-driven marketing, loyalty and payment solutions today announced its Card Services business, a provider of market-leading payment products and digital solutions including Bread® and Comenity-branded financial services, is introducing a private label credit card program for Famous Footwear, a leading destination for family footwear. The Famous Footwear Famously You Rewards Credit Card™ will be offered exclusively to the approximately 22 million members of the brand’s award-winning loyalty program, Famously You Rewards, providing accelerated rewards and a compelling first purchase incentive to attract new cardmembers.

With more than 900 stores throughout the United States and Canada, Famous Footwear is part of Caleres Inc. (NYSE: CAL), a diverse portfolio of global footwear brands. In addition to its brick-and-mortar locations, Famous Footwear also has a robust online presence, capitalizing on recent e-commerce growth.

Alliance Data will provide its full market-leading Enhanced Digital Suite, a collection of marketing and credit application features designed to increase customer engagement and adoption of payment options. By promoting payments earlier in the shopping experience, Enhanced Digital Suite empowers customers to make informed and confident choices when shopping and allows them to easily apply for and use the Famously You Rewards Credit Card to fund their purchase at checkout.

“By leveraging the breadth of tools available through our Enhanced Digital Suite, data analytics features and innovative capabilities, Famous Footwear makes it easy for its customers to apply for and, once approved, immediately make purchases online or in the brand’s more than 900 stores,” said Val Greer, chief commercial officer, Alliance Data Card Services. “As customer behaviors shift, we are confident the Famous Footwear Famously You Rewards Credit Card program will help Famous Footwear capitalize on digital trends, creating loyalty and driving sales while serving the brand’s most devoted customers.”

As customers increasingly grow to expect convenient, tailored options while shopping, 95% of brand marketers with loyalty programs believe it is important to personalize loyalty communications with rewards balances and notifications.[1] Famous Footwear’s customized credit card value proposition enhances the value of its existing Famously You Rewards program through accelerated earning of rewards, first purchase discount and exclusive cardmember promotions.

“Famous Footwear is focused on building customer relationships and making shoe shopping easy and convenient, and partnering with Alliance Data furthers our ability to do that for our loyal customers,” said Mike Edwards, president of Famous Footwear. “The new benefits added for cardmembers are fully integrated with our existing Rewards program developed from customer research. Our long history of rewarding customers and leveraging consumer insights, coupled with Alliance Data’s longstanding expertise in retail loyalty marketing, means the Famously You Rewards Credit Card will be a great addition to the options our customers have to engage with us while simultaneously contributing to our growth objectives, particularly online.”

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[1] https://knowmoresellmore.com/sites/default/files/2020%20Trends%20Report_Alliance%20Data.pdf

About Alliance Data
Alliance Data® (NYSE: ADS) is a leading provider of data-driven marketing, loyalty and payment solutions serving large, consumer-based industries. The Company creates and deploys customized solutions that measurably change consumer behavior while driving business growth and profitability for some of today’s most recognizable brands. Alliance Data helps its partners create and increase customer loyalty across multiple touch points using traditional, digital, mobile and emerging technologies. A FORTUNE 500 and S&P MidCap 400 company headquartered in Columbus, Ohio, Alliance Data consists of businesses that together employ over 8,500 associates at more than 50 locations worldwide.

Alliance Data's Card Services business is a comprehensive provider of market-leading private label, co-brand, general purpose and business credit card programs, digital payments, including Bread®, and Comenity-branded financial services. LoyaltyOne® owns and operates the AIR MILES® Reward Program, Canada’s most recognized loyalty program, and Netherlands-based BrandLoyalty, a global provider of tailor-made loyalty programs for grocers. More information about Alliance Data can be found at www.AllianceData.com.

Follow Alliance Data on Twitter, Facebook, LinkedIn, Instagram and YouTube.

About Famous Footwear
Famous Footwear was founded on one simple idea: everyone deserves to feel the joy that comes from a new pair of shoes. And today, across the US, Canada and even online, we make sure families experience that joy with styles from top brands that’ll make everyone feel on top of the world. You’ll find styles for women, men, and kids from favorites like Nike, Vans, Steve Madden, Timberlands, Dr. Martens, Converse and many more. Whatever your style, we want to help you wear it with confidence.

Famous Footwear is part of Caleres Inc. (NYSE: CAL) – a diverse portfolio of global footwear brands dedicated to helping every person find the perfect pair of shoes. With a legacy of over 130 years of craftsmanship and passion for fit, Caleres continues their mission of inspiring people to feel good… feet first.

Forward Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “project,” “plan,” “likely,” “may,” “should” or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding, and the guidance we give with respect to, our anticipated operating or financial results, initiation or completion of strategic initiatives, future dividend declarations, and future economic conditions, including, but not limited to, fluctuation in currency exchange rates, market conditions and COVID-19 impacts related to relief measures for impacted borrowers and depositors, labor shortages due to quarantine, reduction in demand from clients, supply chain disruption for our reward suppliers and disruptions in the airline or travel industries.

We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this presentation, and no assurances can be given that our expectations will prove to have been correct. These risks and uncertainties include, but are not limited to, factors set forth in the Risk Factors section in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K. Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

Contacts:

Alliance Data
Brian Vereb – Investor Relations
614-528-4516
Brian.Vereb@alliancedata.com

Shelley Whiddon – Media
214-494-3811
shelley.whiddon@alliancedata.com

Rachel Stultz – Media
614-729-4890
rachel.stultz@alliancedata.com

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